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                                                                    Exhibit 23.1

                         INDEPENDENT AUDITORS' CONSENT


The Board of Directors
Humboldt Bancorp and Subsidiaries:

We consent to the incorporation by reference in the registration statements (Nos. 333-57856, 333-65317, 333-25827, 333-04745, and 333-64062) on Form S-8 of
Humboldt Bancorp of our report dated January 24, 2003, except for note 25, which is as of March 13, 2003, with respect to (a) the consolidated balance sheets of Humboldt Bancorp and Subsidiaries as of December 31, 2002 and 2001 and the related consolidated statements of income, changes in stockholders' equity and cash flows for the two years ended December 31, 2002, and (b) the combination of the consolidated financial statements of Humboldt Bancorp and Subsidiaries as of December 31, 2001 and for the year then ended, after restatement for the 2001 pooling-of-interests transaction, which report appears in the December 31, 2002, annual report on Form 10-K of Humboldt Bancorp.




Sacramento, California
March 25, 2003